EXHIBIT 23.1

                           GOLDSTEIN GOLUB KESSLER LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Chardan China Acquisition Corp.

We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated March 10, 2005, on the financial statements of Chardan China Acquisition Corp., which appear in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.


Goldstein Golub Kessler LLP
New York, New York

May 5, 2005